     As filed with the Securities and Exchange Commission on April 17, 2000

                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------
                            OSTEX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                     WASHINGTON                         91-1450247
        ------------------------------------    ----------------------------
           (State or other jurisdiction of           (I.R.S. Employer
            incorporation or organization)         Identification Number)

                        2203 AIRPORT WAY SOUTH, SUITE 400
                            SEATTLE, WASHINGTON 98134
                                 (206) 292-8082
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                THOMAS A. BOLOGNA
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            OSTEX INTERNATIONAL, INC.
                        2203 AIRPORT WAY SOUTH, SUITE 400
                            SEATTLE, WASHINGTON 98134
                                 (206) 292-8082
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------
                                    Copy to:

                               JAMES R. LISBAKKEN
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                              ---------------------
     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                              ---------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum         Proposed Maximum
      Title of Shares           Amount to be           Aggregate Price Per       Aggregate Offering    Amount of Registration
      to be Registered         Registered (1)                Share(2)                 Price (2)                   Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par            100,000                     $3.125                  $312,500                  $82.50
value per share
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

     (1) All 100,000 shares registered pursuant to this registration statement may be offered by the selling shareholder following exercise of a fully vested and exercisable warrant held by the selling shareholder.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low selling prices of the Common Stock on April 12, 2000, as reported on the Nasdaq National Market.

                              ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED APRIL 17, 2000

                                 100,000 SHARES

                            OSTEX INTERNATIONAL, INC.

                              ---------------------

                                  COMMON STOCK

                              ---------------------

         The selling shareholder, Donald & Co. Securities Inc., is offering to sell up to 100,000 shares of our common stock with this prospectus. We will not receive any proceeds from the sale of these shares.

         Upon exercise of an outstanding warrant, the selling shareholder will acquire the offered shares directly from us in a private placement that is exempt from the registration requirements of the federal securities laws. We agreed with the selling shareholder to file a registration statement so that future sales of the shares will not be restricted under the Securities Act of 1933.

         The selling shareholder may sell its shares from time to time on the Nasdaq National Market or otherwise. It may sell the shares at prevailing market prices or at prices negotiated with purchasers. The selling shareholder will be responsible for any commissions, discounts, stock transfer taxes and other fees due to brokers or dealers. The amount of those commissions or discounts cannot be known now because they will be negotiated at the time of the sales. We will pay all other offering expenses.

         Our common stock is traded on the Nasdaq National Market under the symbol "OSTX." On April 12, 2000, the last reported sales price of our common stock was $2.75 per share.

         INVESTING IN THIS STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                              ---------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------------

              The date of this prospectus is ______________, 2000.


                                TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION..............................................................................1

WHERE YOU CAN FIND MORE INFORMATION......................................................................1

INCORPORATION OF INFORMATION WE FILE WITH THE SEC........................................................1

RISK FACTORS.............................................................................................2

USE OF PROCEEDS..........................................................................................5

SELLING SHAREHOLDER......................................................................................6

PLAN OF DISTRIBUTION.....................................................................................6

VALIDITY OF COMMON STOCK.................................................................................7

EXPERTS..................................................................................................7

PART II...............................................................................................II-1

         WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY INFORMATION OR REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK. IT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IF THE OFFER OR SOLICITATION WOULD BE UNLAWFUL. OUR AFFAIRS MAY HAVE CHANGED SINCE THE DATE OF THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AT ANY TIME SUBSEQUENT TO ITS DATE.

                           FORWARD-LOOKING INFORMATION

         This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact made in this prospectus or in any document incorporated by reference are forward-looking. When used in this prospectus, the words "expects," "anticipates," "estimates" and "intends" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of numerous factors, as more fully described in "Risk Factors" and elsewhere in this prospectus. You should not unduly rely on these forward-looking statements, which apply only as of the date of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read our filings at the SEC's Web site at http://www.sec.gov.

         We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all the information contained in that registration statement. We omitted certain parts of the registration statement as allowed by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference room or its Web site. Our statements in this prospectus about the contents of any contract or other document are not necessary complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is considered a part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

         - our Annual Report on Form 10-K for the year ended December 31, 1999, which contains audited financial statements for our latest fiscal year;

         - all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

         - the description of the common stock in our registration statement on Form 8-A filed on May 6, 1996, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description.

         You may obtain copies of these documents, other than exhibits, free of charge by contacting our corporate secretary at our principal offices, which are located at 2203 Airport Way South, Suite 400, Seattle, Washington 98134; telephone number (206) 292-8082.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

                                  RISK FACTORS

         IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING RISK FACTORS BEFORE PURCHASING OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

MARKET ACCEPTANCE OF OUR PRODUCTS IS UNCERTAIN

         Our lead product, the Osteomark test, provides a quantitative measure of the excretion of cross-linked N-telepeptides of type 1 collagen as an indicator of human bone resorption. The test is used to monitor bone resorption changes following initiation of antiresorptive therapy (e.g., hormone replacement therapy). The test became commercially available in May of 1995 in the United States. To date, sales of the Osteomark test have not been significant enough to generate net income. The Osteomark test and other products may not gain acceptance from the medical community, including clinical and hospital laboratories, physicians and patients, as readily as other diagnostic products or any future, newly-developed diagnostic product. In addition, our products may not gain significant market share. Lack of market acceptance of our products would have a material adverse effect on the Company's business, financial condition and results of operation.

WE MAY NOT BE ABLE TO ADAPT OUR CORE TECHNOLOGY TO EXISTING AND FUTURE DELIVERY PLATFORMS

         We currently rely exclusively upon our core technology to develop diagnostic products associated with osteoporosis and other collagen-related diseases. Our competitors may develop diagnostic products that are more cost-effective or widely accepted than our products. We conduct research and development to adapt our core technology to existing and future, newly-developed delivery platforms. In particular, we will conduct research and development to adapt our core technology to high-speed, high-volume automated instruments typically used in large clinical laboratories. However, we may not successfully adapt our core technology to existing and future delivery platforms. With the help of a development partner with manufacturing capability, we have developed a product which enables physicians to use our core technology in their offices. In addition, technological changes or medical advancements could diminish or eliminate the commercial viability of the Osteomark test or future, newly-developed products based upon our core technology. Our failure to adapt our core technology to existing and future delivery platforms, or to commercialize our core technology by other means, would have a material adverse effect on our business, financial condition and results of operation.

WE RELY UPON CERTAIN AGREEMENTS AND RELATIONSHIPS

         We have entered into collaboration or co-promotional agreements with several partners, including, among others, Johnson & Johnson, Mochida and Wyeth-Ayerst Laboratories. We intend to work with an international distributor for any future automated instrument delivery platform adaptation. The efforts of our partners significantly impact our ability to realize revenue. Our partners may not perform their contractual obligations as expected. Moreover, we may not realize any additional revenue as a result of entering into such agreements. Finally, the agreements may be terminated under certain circumstances. We expect to rely on these and additional agreements to develop and commercialize future products. We may not be able to negotiate acceptable collaborative agreements in the future and existing and new collaborative agreements may not result in increased revenues.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE

         We have limited experience in sales, marketing and distribution. To market any of our products directly, we must develop and implement a substantial marketing and sales campaign which will require recruiting marketing and sales professionals with technical expertise. To distribute our products, we must develop distribution capability. We intend to continue to market and sell our products in the U.S. through research and clinical laboratories, other companies, and collaborative arrangements. We intend to market and sell our products in non-U.S. markets through distributors or collaborative arrangements. We may not be able to establish effective sales and distribution capabilities, our collaborators may not gain market acceptance for our products, and we may not achieve or maintain significant market share for our products.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PATENTS AND OTHER PROPRIETARY
RIGHTS

         Our success depends, in large part, upon our patent position with regard to our core technology. We own or have licenses to U.S. and foreign patents relating to such technology. Our patent position involves complex legal and factual issues.

         Our patents or our licensors' patents may be challenged or circumvented by other parties. Our patent applications or our licensors' patent applications may be significantly narrowed. Because certain foreign patents are subject to third-party opposition following grant, claims made under any foreign patents may not survive such opposition without cancellation or significant modification. We could incur substantial costs in proceedings before the U.S. Patent Office, including interference proceedings which determine priority of invention. These proceedings could result in determinations adverse to our patent position, including the determination that our products infringe on the patents or proprietary rights of other parties. Even if we secure a patent, the patent may not afford adequate protection against our competitors.

         In order to successfully market certain products, we may require licenses from the inventors of certain processes, technologies and assay formats. Such licenses may not be made available to us on acceptable terms. If we do not obtain required licenses, we may delay product introductions while we attempt to circumvent such patents or we may cancel the development, manufacture, or sale of some products.

         We also rely on unpatented information and technology, including trade secrets and proprietary know-how. Other parties may gain access to such information and technology or independently develop substantially equivalent processes and products. We seek to protect our trade secrets and proprietary know-how, in part, with confidentiality agreements with our employees and consultants. However, these agreements may be breached and we may not have adequate remedies for any such breach. In addition, protracted and costly litigation may be necessary to determine the scope and validity of our proprietary rights or to enforce such rights.

MANY ASPECTS OF THE REGULATORY APPROVAL PROCESS ARE UNCERTAIN

         The process of obtaining FDA and other required regulatory approvals can be lengthy and expensive. The time required for approvals is uncertain and often depends on the type, complexity and novelty of the product. Regulatory agencies may not act favorably or quickly in their review of our submissions, we may encounter significant difficulties or costs in our efforts to obtain regulatory approvals, and such difficulties or costs could delay or preclude us from marketing our products. Furthermore, a regulatory agency may make requests that will cause additional cost and delay. The FDA may restrict the intended use of a submitted product as a condition for clearance.

         If the FDA concludes that a product developed by us is not substantially equivalent to a legally marketed product, it will require us to submit a premarket approval ("PMA") application, results of clinical studies and manufacturing information, and it will probably require review of the product by a panel of experts outside of the FDA. If clinical studies have not been conducted in accordance with FDA requirements, the FDA may refuse to accept the data or impose regulatory sanctions. FDA review of a PMA application can take significantly longer than FDA review of a premarket notification "510(k)" application submitted to demonstrate "substantial equivalence" to a legally marketed product. If we wish to propose modifications to a product subsequent to FDA approval of a PMA application, such as modifications to indications or other significant labeling or to our manufacturing process or facility, we must first submit a PMA supplement to the FDA for review and approval.

OUR PRODUCTS ARE SUBJECT TO EXTENSIVE CONTINUING GOVERNMENT REGULATION

         The research, development, manufacturing and marketing of our products are subject to extensive continuing regulation by numerous governmental authorities in the U.S. and certain foreign countries. Our products and manufacturing facilities are subject to continual review and periodic inspection by such authorities. The regulatory standards for manufacturing are applied stringently by the FDA. Discovery of previously unknown problems with a product, manufacturer, or facility may result in restrictions on such product, manufacturer or facility, including warning letters, fines, suspensions of regulatory approvals, product recalls, operating restrictions, delays in obtaining new product approvals, withdrawal of the product from the market, and criminal prosecution. Violations of other FDA requirements can result in similar penalties.

         We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens, and the handling of biohazardous materials. Any violation of, and the cost of compliance with, these laws and regulations could adversely impact our operations.

         Finally, we are unable to predict the extent or likelihood of adverse government regulation that might arise from future U.S. or foreign government action.

WE HAVE LIMITED MANUFACTURING EXPERIENCE

         We are developing adaptations of our core technology for use in physicians' offices and we rely upon collaborators for such development. We cannot be certain that such products, if developed, can be manufactured in a commercially viable manner. Unless we develop additional in-house manufacturing capability for such products, we will need to rely upon outside sources for the manufacture of such products. Our reliance on other parties for the manufacture of our products may result in problems with product supply. Interruptions in the availability of other products could delay or prevent the development and commercial marketing of our products.

WE HAVE A HISTORY OF LOSSES AND A LIMITED OPERATING HISTORY

         We have a limited operating history. We had a retained deficit through December 31, 1999 of $33,793,000. For the year ending December 31, 1999, we had a net loss of $1,570,000. We expect to incur additional costs as we continue with our operations, marketing efforts, research and development activities, and clinical trials. We expect to continue to incur losses in future periods and we cannot predict when, if ever, we will achieve profitability.

OUR FUTURE CAPITAL NEEDS AND OUR ABILITY TO OBTAIN ADDITIONAL FINANCING ARE UNCERTAIN

         Our future capital requirements depend upon the following factors:

         - the effectiveness of Osteomark NTx Serum and Urine tests commercialization efforts,

         - continued scientific progress in our research and development programs,

         - the costs involved in filing, prosecuting and enforcing patent claims,

         -    the manufacturing requirements for new products, and

         -    the time and costs involved in obtaining regulatory approvals.

         We may require additional funds. We cannot be certain that financing will be available on favorable terms, if at all. Because of our significant long-term cash requirements, we may seek to raise additional capital in the public equity markets or through private placements, even if we do not have an immediate need for additional cash at the time of financing. However, we believe that our existing cash, future revenues from existing collaboration agreements, current level of product sales, and interest income from short-term investments will be adequate to fund operations into the foreseeable future, even if we do not obtain such financing.

WE OPERATE IN AN INTENSELY COMPETITIVE ENVIRONMENT

         We face intense price and performance-based competition from biotechnology companies, diagnostic companies, pharmaceutical companies, and research and academic institutions. A number of diagnostic and non-invasive tests for osteoporosis and other bone disorders currently exist, others are in development, and the manufacturers of such tests will continue to improve them. Our competitors may develop technologies and products that are available for sale prior to our products. The diagnostic industry is subject to rapid technological change. Many of our competitors have substantially greater financial, technical and human resources than we do. In addition, many of our competitors have significantly greater experience and resources than we do in undertaking clinical trials and other regulatory approval procedures as well as in marketing and achieving manufacturing efficiencies. In addition, small companies, academic institutions, governmental agencies and other research organizations are conducting research in the area of osteoporosis and other collagen-related diseases. These entities may also market commercial products on their own or through collaborative efforts.

WE RELY UPON THERAPEUTIC TREATMENTS DEVELOPED BY OTHERS

         Acceptance of and demand for our diagnostic products will be affected by the need perceived by physicians to diagnose bone, cartilage and connective tissue disorders for treatment. There are a limited number of therapies that are effective in preventing or treating osteoporosis or other bone, cartilage or connective tissue disorders. Lack of regulatory approval, or delayed market acceptance, of new therapies could adversely affect us. Unfavorable publicity concerning one of our products or therapeutic products for osteoporosis could adversely affect our ability to obtain regulatory approvals or to achieve market acceptance.

WE RELY UPON THE AVAILABILITY OF HEALTHCARE REIMBURSEMENT

         Our ability to commercialize our products will depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from third-party payors, such as government health administration authorities, private health coverage insurers and other organizations. The status of the scope of healthcare programs worldwide is uncertain and third-party coverage may not be adequate for us to maintain price levels sufficient for realization of an appropriate return on our investment in product development. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Even if we succeed in bringing one or more products to the market, such products may not be considered cost-effective and reimbursement to the consumer may not be available or sufficient to allow us to sell our products on a competitive basis.

OUR STOCK PRICE IS VOLATILE

         Our stock price has been significantly volatile since our first stock became publicly traded in January of 1995. The public trading market may experience significant price and volume fluctuations unrelated to the operating performance of particular companies. The following factors may increase the volatility of the market price of our stock:

         -    loss of key management,

         -    the results of our clinical trials or those of our competitors,

         -    adverse regulatory actions or decisions,

         - evidence regarding the safety or efficacy of our products or those of our competitors,

         - announcements of technological innovations or new products by us or our competitors,

         -    governmental regulation,

         - developments with respect to patents or other proprietary rights, and

         - product or patent litigation or public concern as to the safety of products developed by us.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of our common stock offered in this prospectus.

                               SELLING SHAREHOLDER

         We are registering all 100,000 shares covered by this prospectus on behalf of the selling shareholder Donald & Co. Securities Inc. The selling shareholder will purchase the shares upon exercise of a fully vested and exercisable warrant issued as of June 1, 1999 with an exercise price of $2.00 per share. The shares will be "restricted securities" under the Securities Act prior to effectiveness of this registration.

         Donald & Co. Securities Inc. has represented to us that they will purchase the shares for their own account for investment only and not with a view toward selling or distributing them, except pursuant to sales registered under the Securities Act or available exemptions. Though not required by the terms of the warrant, we agreed with the selling shareholder to file a registration statement to register the resale of the shares. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the earlier of (1) 120 days after the effectiveness of the registration statement and (2) the date on which the selling shareholder has sold all the shares.

         The selling shareholder received the warrant for 100,000 shares as consideration for its consulting services to us as an investment advisor. These services began in March of 1999.

         The following table presents information regarding the selling shareholder and the number of shares that may be offered under this prospectus.

                                                SHARES BENEFICIALLY           NUMBER OF SHARES           SHARES BENEFICIALLY
                                              OWNED PRIOR TO OFFERING          BEING OFFERED           OWNED AFTER OFFERING(1)
                                              -----------------------          -------------           -----------------------
                 NAME                        NUMBER          PERCENT(2)                             NUMBER           PERCENT
                 ----                        ------          ---------                              ------           -------
Donald & Co. Securities Inc.                  7,500              *                100,000          107,500              *

---------------
  *  Less than 1%

(1) Assumes the sale of all shares offered in this prospectus and no other purchases or sales of our common stock.
(2) Applicable percentage of ownership is based on 12,479,139 shares of our common stock outstanding on March 31, 2000.

                              PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling shareholder and its successors (including donees and pledgees, who may sell shares they receive from the selling shareholder after the date of this prospectus). The selling shareholder or its successors may sell all of the shares from time to time in transactions in the over-the-counter market through the Nasdaq National Market, or on one or more other securities markets and exchanges, in privately negotiated transactions or through writing options on the shares. The selling shareholder may sell the shares at fixed prices that may change, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The selling shareholder may sell the shares to or through broker-dealers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers.

         The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements for the sale of the shares with any underwriters or broker-dealers and that no underwriter or coordinating broker is now acting in connection with a proposed sale of shares. We may suspend use of this prospectus under certain circumstances if we notify the selling shareholder of an event that would cause the information about us in this prospectus to become untrue or omit to state a material fact.

         The selling shareholder and broker-dealers who assist in the sale of the shares may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling shareholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

We have informed the selling shareholder that the anti-manipulative provisions of Regulation M of the Exchange Act may restrict its sales in the market.

         We will pay all expenses, other than selling commissions and fees and stock transfer taxes, of the registration and sale of the shares. The selling shareholder may indemnify any agent, dealer or broker-dealer that assists them in selling the shares against certain liabilities, including liabilities arising under the Securities Act. We cannot guarantee that the selling shareholder will sell any or all of the shares.

                            VALIDITY OF COMMON STOCK

         Certain legal matters in connection with the common stock offered by this prospectus have been passed upon for us by Perkins Coie LLP, Seattle, Washington.

                                     EXPERTS

         Our financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Arthur Andersen LLP, as independent public accountants, as set forth in their report incorporated by reference therein and incorporated herein by reference. The financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than underwriting discounts, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the Nasdaq National Market additional listing fee.

        SEC registration fee..................................................................    $     82.50
        Nasdaq National Market additional listing fee.........................................    $      0.00
        Legal fees and expenses...............................................................    $ 10,000.00
        Accounting fees and expenses..........................................................    $  5,000.00
        Miscellaneous fees and expenses.......................................................    $  1,706.00
                                                                                                  -----------
             Total............................................................................    $ 19,288.50

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the registrant's amended and restated articles of incorporation provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 8 of the registrant's amended and restated articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

         The directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to a liability insurance policy maintained by the registrant for such purpose.

ITEM 16.  EXHIBITS

          4.1      Common Stock Purchase Warrant

          5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the common stock

          23.1     Consent of Arthur Andersen LLP, independent auditors

          23.2 Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1 hereto)

          24.1     Power of Attorney (contained on signature page)

ITEM 17.  UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D.       The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 13th day of April, 2000.

                                   OSTEX INTERNATIONAL, INC.
                                    /s/ Thomas A. Bologna
                                   ---------------------------------------------
                                   By:    Thomas A. Bologna
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Thomas A. Bologna and Thomas F. Broderick, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 13th day of April, 2000.


                       SIGNATURE                                                 TITLE
                       ---------                                                 ------

/s/ Thomas A. Bologna                                     Chairman of the Board, President and Chief Executive Officer
--------------------------------------------------------  (principal executive officer and principal financial officer)
                   Thomas A. Bologna

/s/ Thomas J. Cable                                       Director
--------------------------------------------------------
                    Thomas J. Cable

/s/ Elisabeth L. Evans                                    Director
--------------------------------------------------------
                   Elisabeth L. Evans

/s/ David R. Eyre                                         Director
--------------------------------------------------------
                     David R. Eyre

/s/ Fredric J. Feldman                                    Director
--------------------------------------------------------
                   Fredric J. Feldman

/s/ Gregory D. Phelps                                     Director
--------------------------------------------------------
                   Gregory D. Phelps

/s/ John H. Trimmer                                       Director
--------------------------------------------------------
                    John H. Trimmer

                                  EXHIBIT INDEX

           EXHIBIT
           NUMBER
         -----------

             4.1       Common Stock Purchase Warrant

             5.1 Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the common stock

            23.1       Consent of Arthur Andersen LLP, independent auditors

            23.2       Consent of Perkins Coie LLP (contained in Exhibit 5.1)

            24.1       Power of Attorney (contained on signature page)